Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-150747) on Form S-8 of BCSB Bancorp, Inc. of our report dated December 15, 2008 relating to the consolidated financial statements as of September 30, 2008 of BCSB Bancorp, Inc., which appears in the 2008 Annual Report on Form 10-K.

/s/    Stegman & Company

Baltimore, Maryland

December 29, 2008